POWER OF ATTORNEY

We, the undersigned Trustees and officers of Northern Lights Fund Trust II (the “Trust”), hereby severally constitute and appoint KEVIN WOLF, ERIK NAVILOFF AND ALLYSON STEWART, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our name and in the capacities indicated below, the Registration Statement on Form N-1A for the Trust, and any and all amendments to said Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, with the securities commissioner of any state, or with other regulatory authorities, granting unto them, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

The undersigned officers and Trustees hereby execute this Power of Attorney, which may be executed in multiple counterparts, all of which together shall constitute one original, as of the date set forth below.

Signature	Title	Date

/s/ Brian Nielsen	Trustee & Chairman	April 19, 2017
Brian Nielsen

/s/ Thomas Sarkany	Trustee	April 19, 2017
Thomas Sarkany

/s/ Anthony Lewis	Trustee	April 19, 2017
Anthony Lewis

/s/ Keith Rhoades	Trustee	April 19, 2017
Keith Rhoades

/s/ Randy Skalla	Trustee	April 19, 2017
Randy Skalla

/s/ Kevin Wolf	President and Principal Executive Officer	April 19, 2017
Kevin Wolf

/s/ Erik Naviloff	Treasurer and Principal Financial Officer	April 19, 2017
Erik Naviloff